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                              CERTIFICATE OF MERGER
                                     MERGING
                          HARBOR ACQUISITION SUB, INC.
                                  WITH AND INTO
                         HIGH LEVEL DESIGN SYSTEMS, INC.
                             _______________________

            Pursuant to Section 251 of the General Corporation Law of
                              the State of Delaware

                             _______________________

     High Level Design Systems, Inc. ("HLDS") does hereby certify as follows:

     FIRST:    That the constituent corporations Harbor Acquisition Sub, Inc.
("Harbor") and HLDS were incorporated pursuant to the Delaware General Corporation Law.

     SECOND:   That an Agreement and Plan of Reorganization and Merger (the
"Reorganization Agreement"), setting forth the terms and conditions of the merger of Harbor into HLDS (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251(c) of the Delaware Law.

     THIRD:    That the name of the surviving corporation after the Merger (the
"Surviving Corporation") shall be High Level Design Systems, Inc.

     FOURTH:   That pursuant to the Reorganization Agreement, the Certificate of
Incorporation of Harbor will be the Certificate of Incorporation of the Surviving Corporation.

     FIFTH:    That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                         High Level Design Systems, Inc.
                        3945 Freedom Circle, Fourth Floor
                          Santa Clara, California 95054

     SIXTH:    That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.


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     SEVENTH:  That the Merger shall become effective upon the filing of this
Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, HLDS has caused this Certificate of Merger to be executed in its corporate name this ____ day of December, 1996.


                                   HIGH LEVEL DESIGN SYSTEMS, INC.


                                   By:
                                      -------------------------------------
                                        J. George Janac
                                        President and Chief Executive Officer




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